EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

GWG Holdings, Inc. and Subsidiaries

Minneapolis, Minnesota

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated March 29, 2018, relating to the consolidated financial statements, the effectiveness of GWG Holdings, Inc. and Subsidiaries’s internal control over financial reporting, and schedules of GWG Holdings, Inc. and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2017.

\s\ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

August 22, 2018